CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Diamond International Group, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Diamond International Group, Inc. of our report dated March 5, 2003 relating to the financial statements of Diamond International Group, Inc. appearing in the Annual Report on Form 10-KSB of Diamond International Group, Inc. for the year ended December 31, 2002.


/s/  Weisberg, Mole, Krantz & Goldfarb, LLP
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Weisberg, Mole, Krantz & Goldfarb, LLP
Certified Public Accountants



Hicksville, New York
October 20, 2003